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
Exhibit 11:  (Loss) earnings per share

The following table reconciles the numerators and denominators of the basic and diluted (loss) earnings per share:

                                                           THREE MONTHS ENDED FEBRUARY 28,
                                                           ------------------------------
                                                                2002         2001
                                                           --------------  -------------

BASIC (LOSS) EARNINGS PER COMMON SHARE:
---------------------------------------
  NUMERATOR
    Net (loss) earnings available to common shareholders   $    (112,586)  $     309,506
                                                           ==============================
  DENOMINATOR
    Weighted average number of shares outstanding              1,415,833       1,345,584
                                                           ==============================
  PER SHARE AMOUNTS
    Net (loss) earnings available to common shareholders   $       (0.08)  $        0.23
                                                           ==============================

DILUTED EARNINGS PER SHARE
--------------------------
  NUMERATOR
    Net (loss) earnings available to common shareholders   $    (112,586)  $     309,506
                                                           ==============================
  DENOMINATOR
    Weighted average number of shares outstanding              1,415,833       1,345,584
    Effect of dilutive securities:
      Options and warrants                                             -          27,200
      Stock acquired with proceeds                                     -         (23,477)
                                                           ------------------------------
    Weighted average common shares and assumed
      conversions outstanding                                  1,415,833       1,349,307
                                                           ==============================
  PER SHARE AMOUNTS
    Net (loss) earnings available to common shareholders   $       (0.08)  $        0.23
                                                           ==============================


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